UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

RIO VISTA ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 Alton Gloor Blvd., Suite J Brownsville, Texas	98526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 10, 2009, Rio Vista Energy Partners L.P. (Rio Vista) issued a press release (see Item 9.01 below) regarding the entering into a non-binding letter of intent (LOI) on July 29, 2009 to sell its wholly-owned subsidiary, Regional Enterprises Inc. (Regional) to an undisclosed buyer (Buyer). Under the terms of the LOI, the purchase price for Buyer to acquire 100% of the outstanding stock of Regional held by Rio Vista will be $5,000,000, less certain adjustments as described in the LOI and less deposits of $250,000 received from Buyer in connection with the LOI. Buyer will assume all the obligations of Regional, except for obligations of Regional to Rio Vista and/or any of its affiliates, totaling approximately $2,500,000 at June 30, 2009 (Affiliate Obligations) for which a portion of the purchase price will be applied for payment of the Affiliate Obligations by Regional at closing. The closing is to occur no later than September 28, 2009, unless extended as a result of permitted delays as prescribed in the LOI (Permitted Delays). The Permitted Delays generally consist of Rio Vista’s requirement to deliver financial statements of Regional to Buyer by August 21, 2009, Rio Vista’s decision to seek a satisfactory fairness opinion for the transaction, Rio Vista’s decision to seek the necessary unitholder approval for the transaction, delays associated with Regional’s collateralized lender to approve and finalize the required consent for Buyer to assume such obligation, and/or any other condition which Rio Vista believes is required to consummate the transaction.

The LOI is non-binding and an actual closing as prescribed in the LOI is subject to many conditions and uncertainties related to both Buyer and/or Rio Vista. In the event that the sale of Regional takes place as prescribed in the LOI, Rio Vista believes that the amount of cash received from Buyer will be sufficient for Rio Vista to satisfy all of its obligations to its creditors. Upon the sale of Regional to Buyer, Rio Vista would no longer have any operating assets and Rio Vista estimates it would have minimal remaining cash. Rio Vista would not have any other current sources of additional cash flow.

If the sale of Regional to Buyer is not consummated as prescribed herein, Rio Vista may seek to sell Regional to other parties or may elect to continue to operate Regional. Rio Vista currently has a deficit in working capital and a loss from continuing operations. If the amount of proceeds raised from the sale of Regional or the existing cash flow generated from continuing to operate Regional are not sufficient to satisfy Rio Vista’s obligations, Rio Vista would likely be required to seek other alternatives which could include protection under the U.S. bankruptcy laws.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Rio Vista’s press release of August 10, 2009 announcing the letter of intent to sell Regional Enterprises Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: August 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 10, 2009.